EXHIBIT 99.1

QCR Holdings, Inc. Announces Third Quarter Earnings And Successful Closing of Guaranty Acquisition

MOLINE, Ill., Nov. 02, 2017 (GLOBE NEWSWIRE) -- QCR Holdings, Inc. (NASDAQ:QCRH) today announced net income of $7.9 million and diluted earnings per share (“EPS”) of $0.58 for the quarter ended September 30, 2017.  This included $601 thousand of acquisition costs and post-acquisition transition and integration costs (after-tax) related to the previously announced acquisition of Guaranty Bank and Trust Company (“Guaranty Bank”), based in Cedar Rapids, Iowa, which closed on October 1, 2017.  Excluding these costs and other non-core items, the Company reported core net income (non-GAAP) of $8.5 million and diluted EPS of $0.63.  By comparison, for the quarter ended June 30, 2017, the Company reported net income of $8.8 million and diluted EPS of $0.65.  For the quarter ended September 30, 2016, the Company reported net income of $6.1 million and diluted EPS of $0.46.  This included $1.5 million of acquisition costs and post-acquisition transition and integration costs (after-tax) related to the acquisition of Community State Bank (“CSB”) based in Ankeny, Iowa, which closed on August 31, 2016.  Excluding these costs and other non-core items, the Company reported core net income (non-GAAP) of $7.5 million and diluted EPS of $0.57 for the quarter ending September 30, 2016.

For the nine months ended September 30, 2017, the Company reported net income of $25.8 million, and diluted EPS of $1.91.  Excluding acquisition costs, post-acquisition transition and integration costs, and other non-core items, the Company reported core net income (non-GAAP) of $26.4 million and diluted EPS of $1.96.  By comparison, for the nine months ended September 30, 2016, the Company reported net income of $19.2 million, and diluted EPS of $1.52.  Excluding acquisition costs, post-acquisition transition and integration costs, and other non-core items, the Company reported core net income (non-GAAP) of $20.6 million and diluted EPS of $1.64 for the nine months ended September 30, 2016.

“We are generally pleased with our core operating performance for the first nine months of the year,” commented Douglas M. Hultquist, President and Chief Executive Officer, “and we continue to strategize and pursue ways to improve our profitability through our ongoing key initiatives.  Our return on average assets has improved to 1.02% from 0.94%, when comparing the first nine months of 2017 to the same period of the prior year.  This is the result of strong organic loan growth, solid growth in core deposits, and margin improvements.   The acquisition of CSB in the third quarter of 2016 also contributed to our improved profitability.

“Our quarter-over-quarter results were down due to three key factors.  First, acquisition-related net accretion was down $1.1 million when comparing the third quarter of 2017 to the second quarter of 2017.  Secondly, swap fee income and gains from the sale of government guaranteed loans continue to be slow.  Lastly, we’ve seen an increase in noninterest expense of approximately 5% excluding acquisition costs and post-acquisition transition and integration costs.  Salaries and employee benefits increased from filling open positions, and legal expense also increased.”

Net Interest Income Improvement
Driven By Strong Loan Growth and Yield Increase

Net interest income totaled $28.6 million for the quarter ended September 30, 2017.  By comparison, net interest income totaled $28.0 million and $23.6 million for the quarters ended June 30, 2017 and September 30, 2016, respectively.  Acquisition-related net accretion totaled $474 thousand for the quarter ended September 30, 2017.  By comparison, acquisition-related net accretion totaled $1.5 million for the quarter ended June 30, 2017.  Excluding acquisition-related net accretion, net interest income of $28.1 million for the third quarter of 2017 increased 6%, compared to $26.5 million for the quarter ended June 30, 2017.

Net interest income totaled $84.3 million for the nine months ended September 30, 2017.  By comparison, net interest income totaled $65.2 million for the nine months ended September 30, 2016.

“Net interest margin (excluding acquisition accounting net accretion) increased three basis points when comparing linked quarters at 3.65% for the third quarter of 2017 and 3.62% for the second quarter of 2017,” stated Todd A. Gipple, Executive Vice President, Chief Operating Officer and Chief Financial Officer.  “Due to our exceptional loan growth during the second and third quarters of this year, we’ve been able to shift our mix of earning assets, driving margin improvement.  Additionally, loan yield (excluding loan discount accretion) increased three basis points from 4.39% to 4.42% when comparing the second quarter of 2017 to the third quarter of 2017.”

Annualized Loan and Lease Growth of 19.2% for Second Consecutive Quarter

During the third quarter of 2017, the Company’s total assets increased $93.3 million, or 3%, to a total of $3.55 billion, while total loans and leases grew $123.2 million, or 4.8% (19.2% when annualized).  Loan and lease growth was primarily funded by short-term borrowings and deposit growth.

 “Organic loan and lease growth totaled $271.3 million for the first nine months of the year, or an annual growth rate of 15.0%,” commented Mr. Hultquist.  “This was another very strong quarter of loan growth and while we’ve already attained our annual loan growth target for the year of 10-12% and are optimistic about the fourth quarter, we believe organic loan growth for the fourth quarter will be at a more normalized level.  We intend to continue our organic growth primarily through market share increases, as customers continue to appreciate the way we do business and are attracted to our relationship-based community banking model.”

“Swap fee income and gains on the sale of government guaranteed loans totaled $1.8 million for the first nine months of the year.  The third quarter of 2017 continued to be slow in this area but the pipeline remains active.  Given the nature of this fee income source, large fluctuations can occur from quarter-to-quarter,” said Mr. Gipple.  “We plan to continue executing these types of transactions, as they provide unique and beneficial solutions for our clients.”

Nonperforming Assets Increase in Third Quarter
Due to the Addition of One Large Relationship

Nonperforming assets (“NPAs”) increased $7.8 million in the current quarter.  The ratio of NPAs to total assets was 0.95% at September 30, 2017, which was up from 0.75% at June 30, 2017 and up from 0.69% a year ago.

 “One large CRE relationship was the primary cause of the increase in NPAs in the third quarter.  We believe that this issue is isolated and not reflective of the overall portfolio,” stated Mr. Hultquist.  He continued, “We remain committed to improving asset quality.”

The Company’s provision for loan and lease losses totaled $2.1 million for the third quarter of 2017, which was up slightly from the prior quarter, and up $479 thousand compared to the third quarter of 2016.  As of September 30, 2017, the Company’s allowance to total loans and leases was 1.31%, which was flat compared to June 30, 2017 and up from 1.22% at September 30, 2016.

In accordance with generally accepted accounting principles for acquisition accounting, the loans acquired through the acquisition of CSB were recorded at market value; therefore, there was no allowance associated with CSB’s loans at acquisition.  Management continues to evaluate the allowance needed on the acquired CSB loans factoring in the net remaining discount ($5.6 million at September 30, 2017).  When factoring this remaining discount into the Company’s allowance to total loans and leases calculation, the Company’s allowance as a percentage of total loans and leases increases from 1.31% to 1.52%.

Capital Levels Remain Strong

            As of September 30, 2017, the Company’s total risk-based capital ratio was 11.49%, the common equity tier 1 ratio was 9.33%, and the tangible common equity to tangible assets ratio increased to 8.31%.  By comparison, these respective ratios were 11.65%, 9.46% and 8.29% as of June 30, 2017.

            “As a result of solid earnings performance, capital ratios continue to be strong and we are growing tangible common equity at a steady pace,” stated Mr. Gipple.  He continued, “Tangible common equity has increased $35.1 million or 14% year-over-year when comparing September 30, 2017 to the same period of the prior year.”

Acquisition of Guaranty Bank, Headquartered in Cedar Rapids, Iowa

            Effective October 1st, the Company completed its previously announced acquisition of Guaranty Bank.  The acquisition and subsequent merger of Guaranty Bank into Cedar Rapids Bank & Trust Company (“CRBT”) in the fourth quarter of 2017 will enhance the footprint and deposit base of CRBT.  Guaranty Bank had approximately $257.2 million in assets and approximately $212.3 million in deposits as of September 30, 2017.

            “We are delighted to welcome the Guaranty Bank employees, clients and shareholders to QCR Holdings,” commented Mr. Hultquist. “This transaction provides the opportunity for us to expand our footprint in Cedar Rapids, partner with a financial institution with a rich legacy and help create the dominant community bank franchise in the Cedar Rapids area. Both organizations focus on recruiting the best people, delivering exceptional, local client service and building the communities they serve.”

Continued Focus on Seven Key Initiatives

                The Company continues to focus on the following initiatives in an effort to improve profitability and drive increased shareholder value:

  Continue strong organic loan and lease growth to maintain loans and leases to total assets ratio in the range of 73-78%
  Continue to focus on growing core deposits to maintain reliance on wholesale funding at less than 15% of assets
  Continue to focus on generating gains on sale of USDA and SBA loans, and fee income on swaps, as a significant and consistent component of core revenue
  Grow wealth management net income by 10% annually
  Carefully manage noninterest expense growth
  Maintain asset quality metrics at better than peer levels
  Participate as an acquirer in the consolidation taking place in our markets to further boost ROAA, improve efficiency ratio, and increase EPS

Conference Call Details

The Company will host an earnings call/webcast on November 3, 2017 at 11 a.m. central time.  Dial-in information for the call is toll-free 1-888-317-6016 (international 1-412-317-6016).  Participants should request to join the QCR Holdings, Inc. call. The event will be archived and available for digital replay through November 17, 2017.  The replay access information is toll-free 1-877-344-7529 (international 1-412-317-0088); access code 10112157.  A webcast of the teleconference can be accessed at the Company’s News and Events page at http://www.qcrh.com or https://services.choruscall.com/links/qcrh171103.html .  The archived audio webcast will be available until November 3, 2018.  Participants should visit the Company’s website or call in to the conference line set forth above at least 10 minutes prior to the scheduled start of the call.

About Us

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company, which serves the Quad City, Cedar Rapids, Cedar Valley, Des Moines/Ankeny, and Rockford communities through its wholly owned subsidiary banks.  Quad City Bank & Trust Company, which is based in Bettendorf, Iowa, and commenced operations in 1994, Cedar Rapids Bank & Trust Company, which is based in Cedar Rapids, Iowa, and commenced operations in 2001, Community State Bank, which is based in Ankeny, Iowa and was acquired by the Company in 2016, and Rockford Bank & Trust Company, which is based in Rockford, Illinois, and commenced operations in 2005, provide full-service commercial and consumer banking and trust and wealth management services.  Quad City Bank & Trust Company also provides correspondent banking services.  In addition, Quad City Bank & Trust Company engages in commercial leasing through its wholly owned subsidiary, m2 Lease Funds, LLC, based in Milwaukee, Wisconsin.  Additionally, the Company serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company.  The Company enhanced its presence in Cedar Rapids, Iowa with the acquisition of Guaranty Bank & Trust Company in October 2017.

Special Note Concerning Forward-Looking Statements.  This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “predict,” “suggest,” “appear,” “plan,” “intend,” “estimate,” ”annualize,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the strength of the local, national and international economies; (ii) the economic impact of any future terrorist threats and attacks, and the response of the United States to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) unexpected results of acquisitions, including the acquisition of Guaranty Bank, which may include failure to realize the anticipated benefits of the acquisition and the possibility that the transaction costs may be greater than anticipated; (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x)  unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016

	(dollars in thousands)

CONDENSED BALANCE SHEET

Cash and due from banks	$56,275	$77,161	$56,326	$70,570	$61,213
Federal funds sold and interest-bearing deposits	61,789	72,354	173,219	86,206	96,047
Securities	583,936	593,485	557,646	574,022	564,930
Net loans/leases	2,641,772	2,520,209	2,403,791	2,374,730	2,331,774
Core deposit intangible	6,689	6,919	7,150	7,381	7,614
Goodwill	13,111	13,111	13,111	13,111	13,632
Other assets	186,891	173,948	169,770	175,924	205,776
Total assets	$3,550,463	$3,457,187	$3,381,013	$3,301,944	$3,280,986

Total deposits	$2,894,268	$2,870,234	$2,805,931	$2,669,261	$2,594,913
Total borrowings	296,145	230,263	231,534	290,952	312,104
Other liabilities	47,011	51,607	47,708	55,690	93,112
Total stockholders' equity	313,039	305,083	295,840	286,041	280,857
Total liabilities and stockholders' equity	$3,550,463	$3,457,187	$3,381,013	$3,301,944	$3,280,986

ANALYSIS OF LOAN PORTFOLIO
Loan/lease mix:
Commercial and industrial loans (1)	$1,034,530	$942,539	$851,578	$827,637	$804,308
Commercial real estate loans	1,157,855	1,131,906	1,106,842	1,093,459	1,070,305
Direct financing leases (1)	147,063	153,337	159,368	165,419	166,924
Residential real estate loans	239,958	233,871	231,326	229,233	229,081
Installment and other consumer loans	89,606	84,047	78,771	81,666	81,918
Deferred loan/lease origination costs, net of fees	7,742	7,866	7,965	8,073	8,065
Total loans/leases	$2,676,754	$2,553,566	$2,435,850	$2,405,487	$2,360,601
Less allowance for estimated losses on loans/leases	34,982	33,357	32,059	30,757	28,827
Net loans/leases	$2,641,772	$2,520,209	$2,403,791	$2,374,730	$2,331,774

ANALYSIS OF SECURITIES PORTFOLIO
Securities mix:
U.S. government sponsored agency securities	$39,340	$41,944	$47,556	$46,084	$67,885
Municipal securities	379,694	381,254	356,776	374,463	360,330
Residential mortgage-backed and related securities	158,969	164,415	147,504	147,702	133,173
Other securities	5,933	5,872	5,810	5,773	3,542
Total securities	$583,936	$593,485	$557,646	$574,022	$564,930

ANALYSIS OF DEPOSITS
Deposit mix:
Noninterest-bearing demand deposits	$715,537	$760,625	$777,150	$797,415	$764,615
Interest-bearing demand deposits	1,614,894	1,526,103	1,486,047	1,369,226	1,298,781
Time deposits	430,270	478,580	458,170	439,169	420,470
Brokered deposits	133,567	104,926	84,564	63,451	111,047
Total deposits	$2,894,268	$2,870,234	$2,805,931	$2,669,261	$2,594,913

ANALYSIS OF BORROWINGS
Borrowings mix:
Term FHLB advances	$58,600	$57,000	$59,000	$63,000	$83,343
Overnight FHLB advances (2)	110,455	49,500	47,550	74,500	55,300
Wholesale structured repurchase agreements	45,000	45,000	45,000	45,000	45,000
Customer repurchase agreements	3,671	4,897	7,170	8,132	8,265
Federal funds purchased	12,340	13,320	12,300	31,840	51,750
Junior subordinated debentures	33,579	33,546	33,514	33,480	33,446
Other borrowings	32,500	27,000	27,000	35,000	35,000
Total borrowings	$296,145	$230,263	$231,534	$290,952	$312,104

(1) m2 Lease Funds, LLC also originates equipment financing agreements, which are classified as commercial and industrial loans.
(2) At the most recent quarter-end, the weighted-average rate of these overnight borrowings was 1.32%.

	For the Nine Months Ended
	September 30,	September 30,
	2017	2016

	(dollars in thousands, except per share data)

INCOME STATEMENT
Interest income	$97,639	$74,232
Interest expense	13,367	8,995
Net interest income	84,272	65,237
Provision for loan/lease losses	6,215	4,879
Net interest income after provision for loan/lease losses	$78,057	$60,358

Trust department fees	$5,154	$4,607
Investment advisory and management fees	2,799	2,117
Deposit service fees	4,297	3,029
Gain on sales of residential real estate loans	307	289
Gain on sales of government guaranteed portions of loans	1,130	2,701
Swap fee income	635	1,358
Securities gains (losses), net	(25)	4,628
Earnings on bank-owned life insurance	1,357	1,324
Debit card fees	2,201	1,127
Correspondent banking fees	684	801
Other	2,229	2,027
Total noninterest income	$20,768	$24,008

Salaries and employee benefits	$39,662	$32,921
Occupancy and equipment expense	7,717	5,798
Professional and data processing fees	7,375	4,921
Acquisition costs	408	1,364
Post-acquisition transition and integration costs	523	1,037
FDIC insurance, other insurance and regulatory fees	1,957	1,867
Loan/lease expense	811	420
Net cost of (income from) operation of other real estate	(118)	513
Advertising and marketing	1,847	1,367
Bank service charges	1,331	1,247
Losses on debt extinguishment, net	-	4,220
Correspondent banking expense	604	565
Other	3,956	2,939
Total noninterest expense	$66,073	$59,179

Net income before taxes	$32,752	$25,187
Income tax expense	6,947	6,030
Net income	$25,805	$19,157

Basic EPS	$1.96	$1.55
Diluted EPS	$1.91	$1.52

Weighted average common shares outstanding	13,151,672	12,398,491
Weighted average common and common equivalent shares outstanding	13,509,566	12,580,042

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016

	(dollars in thousands, except per share data)

INCOME STATEMENT
Interest income	$33,841	$32,453	$31,345	$32,236	$26,817
Interest expense	5,285	4,406	3,676	2,956	3,186
Net interest income	28,556	28,047	27,669	29,280	23,631
Provision for loan/lease losses	2,087	2,023	2,105	2,599	1,608
Net interest income after provision for loan/lease losses	$26,469	$26,024	$25,564	$26,681	$22,023

Trust department fees	$1,722	$1,692	$1,740	$1,558	$1,519
Investment advisory and management fees	969	868	962	876	766
Deposit service fees	1,522	1,459	1,316	1,411	1,151
Gain on sales of residential real estate loans	98	113	96	142	144
Gain on sales of government guaranteed portions of loans	92	87	951	458	219
Swap fee income	194	327	114	350	334
Securities gains (losses), net	(63)	38	-	(36)	4,252
Earnings on bank-owned life insurance	428	459	470	447	450
Debit card fees	755	743	703	688	475
Correspondent banking fees	239	200	245	249	254
Other	746	796	687	886	859
Total noninterest income	$6,702	$6,782	$7,284	$7,029	$10,423

Salaries and employee benefits	$13,424	$12,931	$13,307	$13,396	$11,202
Occupancy and equipment expense	2,516	2,699	2,502	2,630	2,086
Professional and data processing fees	2,951	2,341	2,083	2,192	1,931
Acquisition costs	408	-	-	-	1,037
Post-acquisition transition and integration costs	523	-	-	40	1,009
FDIC insurance, other insurance and regulatory fees	690	646	621	683	583
Loan/lease expense	257	260	294	242	103
Net cost of (income from) operation of other real estate	(160)	28	14	78	133
Advertising and marketing	670	568	609	760	548
Bank service charges	460	447	424	446	415
Losses on debt extinguishment, net	-	-	-	357	4,137
Correspondent banking expense	204	202	198	186	206
Other	1,452	1,283	1,221	1,298	1,090
Total noninterest expense	$23,395	$21,405	$21,273	$22,308	$24,480

Net income before taxes	$9,776	$11,401	$11,575	$11,402	$7,966
Income tax expense	1,922	2,635	2,390	2,873	1,858
Net income	$7,854	$8,766	$9,185	$8,529	$6,108

Basic EPS	$0.60	$0.67	$0.70	$0.65	$0.47
Diluted EPS	$0.58	$0.65	$0.68	$0.64	$0.46

Weighted average common shares outstanding	13,151,350	13,170,283	13,133,382	13,087,592	13,066,777
Weighted average common and common equivalent shares outstanding	13,507,955	13,532,324	13,488,417	13,323,883	13,269,703

	For the Quarter Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2017	2017	2017	2016	2016	2017	2016

	(dollars in thousands, except per share data)

COMMON SHARE DATA
Common shares outstanding	13,201,959	13,175,234	13,161,219	13,106,845	13,075,307
Book value per common share (1)	$23.71	$23.16	$22.48	$21.82	$21.48
Tangible book value per common share (2)	$22.21	$21.64	$20.94	$20.11	$19.74
Closing stock price	$45.50	$47.40	$42.35	$43.30	$31.74
Market capitalization	$600,689	$624,506	$557,378	$567,526	$415,010
Market price / book value	191.89%	204.70%	188.41%	198.41%	147.77%
Market price / tangible book value	204.85%	219.08%	202.26%	215.36%	160.79%
Earnings per common share (basic) LTM (3)	$2.62	$2.49	$2.36	$2.20	$2.13
Price earnings ratio LTM (3)	17.37 x	19.11 x	17.94 x	19.68 x	14.90 x
TCE / TA (4)	8.31%	8.29%	8.20%	8.04%	7.92%

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Beginning balance	$305,083	$295,840	$286,041	$280,857	$275,117
Net income	7,854	8,766	9,185	8,529	6,108
Other comprehensive income (loss), net of tax	275	702	411	(3,681)	(361)
Common stock cash dividends declared	(658)	(657)	(657)	(523)	(521)
Other (5)	485	432	860	859	514
Ending balance	$313,039	$305,083	$295,840	$286,041	$280,857

REGULATORY CAPITAL RATIOS:
Total risk-based capital ratio	11.49%	11.65%	11.90%	11.56%	11.33%
Tier 1 risk-based capital ratio	10.35%	10.51%	10.75%	10.46%	10.29%
Tier 1 leverage capital ratio	9.23%	9.34%	9.37%	9.10%	10.09%
Common equity tier 1 ratio	9.33%	9.46%	9.64%	9.41%	9.22%

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets (annualized)	0.90%	1.04%	1.12%	1.04%	0.85%	1.02%	0.94%
Return on average total equity (annualized)	10.15%	11.65%	12.63%	12.04%	8.78%	11.45%	10.02%
Net interest margin	3.43%	3.54%	3.65%	3.80%	3.48%	3.54%	3.42%
Net interest margin (TEY) (Non-GAAP)(6)	3.71%	3.81%	3.90%	4.02%	3.71%	3.81%	3.65%
Efficiency ratio (Non-GAAP) (7)	66.35%	61.46%	60.86%	61.44%	71.89%	62.90%	66.31%
Gross loans and leases / total assets	75.39%	73.86%	72.04%	72.85%	71.95%	75.39%	71.95%
Effective tax rate	19.66%	23.11%	20.65%	25.20%	23.32%	21.21%	23.94%
Tax benefit related to stock options exercised and restricted stock awards vested (8)	191	90	533	N/A	N/A	814	N/A
Full-time equivalent employees (9)	580	585	561	572	572	580	572

AVERAGE BALANCES
Assets	$3,503,148	$3,378,195	$3,274,713	$3,277,814	$2,865,947	$3,385,352	$2,702,992
Loans/leases	2,629,626	2,488,828	2,398,387	2,358,960	2,077,376	2,505,614	1,937,086
Deposits	2,882,106	2,835,711	2,692,009	2,717,923	2,243,397	2,803,275	2,085,524
Total stockholders' equity	309,596	300,868	290,906	283,292	278,369	300,457	255,002

(1) Includes accumulated other comprehensive income (loss).
(2) Includes accumulated other comprehensive income (loss) and excludes intangible assets.
(3) LTM : Last twelve months.
(4) TCE / TA : tangible common equity / total tangible assets. See GAAP to non-GAAP reconciliations.
(5) Mainly common stock issued for options exercised and the employee stock purchase plan, as well as stock-based compensation.
(6) TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.
(7) See GAAP to Non-GAAP reconciliations.
(8) ASC 2016-09 became effective on January 1, 2017 and affects the accounting for stock compensation. This amount reflects the tax benefit recognized as a result of this new standard.
(9) Full-time equivalent employees ("FTEs") increased in the second quarter of 2017 due to the addition of summer interns (13.6 FTEs).

ANALYSIS OF NET INTEREST INCOME AND MARGIN

	For the Quarter Ended
	September 30, 2017			June 30, 2017			September 30, 2016
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)

Fed funds sold	$19,966	$52	1.03%	$18,742	$38	0.81%	$17,685	$13	0.29%
Interest-bearing deposits at financial institutions	42,178	141	1.33%	86,236	220	1.02%	67,807	103	0.60%
Securities (1)	593,451	5,808	3.88%	573,747	5,384	3.76%	525,417	4,826	3.65%
Restricted investment securities	17,793	173	3.86%	13,226	132	4.00%	14,877	132	3.53%
Loans (1)	2,629,626	29,978	4.52%	2,488,828	28,881	4.65%	2,077,376	23,330	4.47%
Total earning assets (1)	$3,303,014	$36,152	4.34%	$3,180,779	$34,655	4.37%	$2,703,162	$28,404	4.18%

Interest-bearing deposits	$1,613,162	$2,230	0.55%	$1,566,106	$1,835	0.47%	$1,116,325	$717	0.26%
Time deposits	530,120	1,326	0.99%	527,719	1,156	0.88%	422,603	755	0.71%
Short-term borrowings	16,138	33	0.81%	17,936	19	0.42%	30,208	12	0.16%
Federal Home Loan Bank advances (4)	146,556	608	1.65%	76,739	354	1.85%	118,564	421	1.41%
Other borrowings	72,617	726	3.97%	72,000	696	3.88%	116,856	975	3.32%
Junior subordinated debentures	33,563	362	4.28%	33,530	347	4.15%	33,430	306	3.64%
Total interest-bearing liabilities	$2,412,156	$5,285	0.87%	$2,294,030	$4,407	0.77%	$1,837,986	$3,186	0.69%

Net interest income / spread (1)		$30,867	3.47%		$30,248	3.60%		$25,218	3.49%
Net interest margin (2)			3.43%			3.54%			3.48%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.71%			3.81%			3.71%

	For the Nine Months Ended
	September 30, 2017			September 30, 2016
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)

Fed funds sold	$16,600	$105	0.85%	$16,364	$36	0.29%
Interest-bearing deposits at financial institutions	73,655	560	1.02%	53,063	226	0.57%
Securities (1)	575,884	16,350	3.80%	527,162	14,084	3.57%
Restricted investment securities	14,963	435	3.89%	14,396	396	3.67%
Loans (1)	2,505,614	86,821	4.63%	1,937,085	63,784	4.40%
Total earning assets (1)	$3,186,716	$104,271	4.37%	$2,548,070	$78,526	4.12%

Interest-bearing deposits	$1,528,971	$5,205	0.46%	$994,476	$1,931	0.26%
Time deposits	522,986	3,575	0.91%	415,808	2,175	0.70%
Short-term borrowings	19,754	76	0.51%	55,623	74	0.18%
Federal Home Loan Bank advances	112,550	1,365	1.62%	125,319	1,278	1.36%
Other borrowings	73,126	2,104	3.85%	106,201	2,624	3.30%
Junior subordinated debentures	33,530	1,042	4.15%	33,825	913	3.61%
Total interest-bearing liabilities	$2,290,917	$13,367	0.78%	$1,731,252	$8,995	0.69%

Net interest income / spread (1)		$90,904	3.59%		$69,531	3.43%
Net interest margin (2)			3.54%			3.42%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.81%			3.65%

(1) Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 35% tax rate for each period presented.
(2) See "Select Financial Data - Subsidiaries" for a breakdown of amortization/accretion included in net interest margin for each period presented.
(3) TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016

	(dollars in thousands, except per share data)

ROLLFORWARD OF ALLOWANCE FOR LOAN/LEASE LOSSES
Beginning balance	$33,357	$32,059	$30,757	$28,827	$28,097
Provision charged to expense	2,087	2,023	2,105	2,599	1,608
Loans/leases charged off	(650)	(851)	(893)	(755)	(987)
Recoveries on loans/leases previously charged off	188	126	90	86	109
Ending balance	$34,982	$33,357	$32,059	$30,757	$28,827

NONPERFORMING ASSETS
Nonaccrual loans/leases	$20,443	$13,217	$14,205	$13,919	$14,371
Accruing loans/leases past due 90 days or more	423	424	955	967	392
Troubled debt restructures - accruing	7,563	6,915	6,229	6,347	1,825
Total nonperforming loans/leases	28,429	20,556	21,389	21,233	16,588
Other real estate owned	5,135	5,174	5,625	5,523	5,808
Other repossessed assets	120	123	285	202	353
Total nonperforming assets	$33,684	$25,853	$27,299	$26,958	$22,749

ASSET QUALITY RATIOS
Nonperforming assets / total assets	0.95%	0.75%	0.81%	0.82%	0.69%
Allowance / total loans/leases (1)	1.31%	1.31%	1.32%	1.28%	1.22%
Allowance / nonperforming loans/leases (1)	123.05%	162.27%	149.89%	144.85%	173.78%
Net charge-offs as a % of average loans/leases	0.02%	0.03%	0.03%	0.03%	0.04%

(1) Upon acquisition and per GAAP, acquired loans are recorded at market value, which eliminated the allowance and impacts these ratios.

		For the Quarter Ended			For the Nine Months Ended
		September 30,	June 30,	September 30,	September 30,	September 30,
	SELECT FINANCIAL DATA - SUBSIDIARIES	2017	2017	2016	2017	2016
		(dollars in thousands)

	TOTAL ASSETS

	Quad City Bank and Trust (1)	$1,456,251	$1,400,308	$1,407,733
	m2 Lease Funds, LLC	216,997	215,689	208,080
	Cedar Rapids Bank and Trust	1,007,062	993,769	887,593
	Community State Bank	631,963	642,761	580,210
	Rockford Bank and Trust	445,099	426,160	393,192

	TOTAL DEPOSITS

	Quad City Bank and Trust (1)	$1,164,828	$1,205,516	$1,110,512
	Cedar Rapids Bank and Trust	845,576	789,750	727,446
	Community State Bank	547,915	554,767	481,256
	Rockford Bank and Trust	358,940	346,893	294,193

	TOTAL LOANS & LEASES

	Quad City Bank and Trust (1)	$1,111,964	$1,045,625	$994,628
	m2 Lease Funds, LLC	214,959	214,253	206,800
	Cedar Rapids Bank and Trust	755,817	728,562	634,929
	Community State Bank	453,898	442,845	419,498
	Rockford Bank and Trust	355,075	336,534	311,545

	TOTAL LOANS & LEASES / TOTAL ASSETS

	Quad City Bank and Trust (1)	76%	75%	71%
	Cedar Rapids Bank and Trust	75%	73%	72%
	Community State Bank	72%	69%	72%
	Rockford Bank and Trust	80%	79%	79%

	ALLOWANCE AS A PERCENTAGE OF TOTAL LOANS/LEASES

	Quad City Bank and Trust (1)	1.28%	1.28%	1.30%
	m2 Lease Funds, LLC	1.68%	1.60%	1.69%
	Cedar Rapids Bank and Trust	1.55%	1.58%	1.69%
	Community State Bank (2)	0.82%	0.71%	0.07%
	Rockford Bank and Trust	1.52%	1.59%	1.58%

	RETURN ON AVERAGE ASSETS

	Quad City Bank and Trust (1)	1.19%	1.26%	1.12%	1.22%	1.10%
	Cedar Rapids Bank and Trust	1.30%	1.23%	1.48%	1.28%	1.44%
	Community State Bank (3)	1.04%	1.26%	0.39%	1.20%	0.39%
	Rockford Bank and Trust	0.67%	0.82%	0.96%	0.78%	0.81%

	NET INTEREST MARGIN PERCENTAGE (4)

	Quad City Bank and Trust (1)	3.60%	3.63%	3.61%	3.65%	3.63%
	Cedar Rapids Bank and Trust	3.72%	3.66%	3.93%	3.71%	3.82%
	Community State Bank (5)	4.54%	5.06%	4.99%	4.98%	4.99%
	Rockford Bank and Trust	3.35%	3.40%	3.50%	3.39%	3.51%

	ACQUISITION-RELATED AMORTIZATION/ACCRETION INCLUDED IN NET
	INTEREST MARGIN, NET

	Cedar Rapids Bank and Trust	$(7)	$(6)	$(9)	$(22)	$360
	Community State Bank	513	1,580	447	4,149	447
	QCR Holdings, Inc. (6)	(32)	(33)	(34)	(99)	(103)

(1)	Quad City Bank and Trust figures include m2 Lease Funds, LLC, as this entity is wholly-owned and consolidated with the Bank. m2 Lease Funds, LLC
	is also presented separately for certain (applicable) measurements.
(2)	Upon acquisition and per GAAP, acquired loans are recorded at market value, which eliminated the allowance and impacts this ratio.
(3)	Community State Bank's return on average assets includes acquisition costs and various purchase accounting adjustments.
(4)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using
	a 35% tax rate for each period presented.
(5)	Community State Bank's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest
	margin would have been 4.21% for the quarter ended September 30, 2017, 3.95% for the quarter ended June 30, 2017 and 3.90% for the quarter ended September 30, 2016.
(6)	Relates to the trust preferred securities acquired as part of the Community National Bank acquisition in 2013.

	As Of
	September 30,	June 30,	March 31,	December 31,	September 30,
GAAP TO NON-GAAP RECONCILIATIONS	2017	2017	2017	2016	2016
	(dollars in thousands, except per share data)
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO (1)

Stockholders' equity (GAAP)	$313,039	$305,083	$295,840	$286,041	$280,857
Less: Intangible assets	19,800	20,030	20,261	22,522	22,755
Tangible common equity (non-GAAP)	$293,239	$285,053	$275,579	$263,519	$258,102

Total assets (GAAP)	$3,550,463	$3,457,187	$3,381,013	$3,301,944	$3,280,986
Less: Intangible assets	19,800	20,030	20,261	22,522	22,755
Tangible assets (non-GAAP)	$3,530,663	$3,437,157	$3,360,752	$3,279,422	$3,258,231

Tangible common equity to tangible assets ratio (non-GAAP)	8.31%	8.29%	8.20%	8.04%	7.92%

	For the Quarter Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
CORE NET INCOME (2)	2017	2017	2017	2016	2016	2017	2016

Net income (GAAP)	$7,854	$8,766	$9,185	$8,529	$6,108	$25,805	$19,157

Less nonrecurring items (post-tax) (3):
Income:
Securities gains, net	$(41)	$25	$-	$(23)	$2,764	$(16)	$3,009
Total nonrecurring income (non-GAAP)	$(41)	$25	$-	$(23)	$2,764	$(16)	$3,009

Expense:
Losses on debt extinguishment, net	$-	$-	$-	$232	$2,689	$-	$2,743
Acquisition costs	265	-	-	-	674	265	887
Post-acquisition transition and integration costs	340	-	-	26	832	340	850
Total nonrecurring expense (non-GAAP)	$605	$-	$-	$258	$4,195	$605	$4,480

Core net income attributable to QCR Holdings, Inc. common stockholders (non-GAAP) (2)	$8,500	$8,741	$9,185	$8,810	$7,539	$26,426	$20,628

CORE EARNINGS PER COMMON SHARE (2)

Core net income attributable to QCR Holdings, Inc. common stockholders (non-GAAP) (from above)	$8,500	$8,741	$9,185	$8,810	$7,539	$26,426	$20,628

Weighted average common shares outstanding	13,151,350	13,170,283	13,133,382	13,087,592	13,066,777	13,151,672	12,398,491
Weighted average common and common equivalent shares outstanding	13,507,955	13,532,324	13,488,417	13,323,883	13,269,703	13,509,566	12,580,042

Core earnings per common share (non-GAAP):
Basic	$0.65	$0.66	$0.70	$0.67	$0.58	$2.01	$1.66
Diluted	$0.63	$0.65	$0.68	$0.66	$0.57	$1.96	$1.64

CORE RETURN ON AVERAGE ASSETS (2)

Core net income attributable to QCR Holdings, Inc. common stockholders (non-GAAP) (from above)	$8,500	$8,741	$9,185	$8,810	$7,539	$26,426	$20,628

Average Assets	$3,503,148	$3,378,195	$3,274,713	$3,277,814	$2,865,947	$3,385,352	$2,702,992

Core return on average assets (annualized) (non-GAAP)	0.97%	1.03%	1.12%	1.08%	1.05%	1.04%	1.02%

NET INTEREST MARGIN (TEY) (5)

Net interest income (GAAP)	$28,556	$28,047	$27,669	$29,280	$23,631	$84,272	$65,237

Plus: Tax equivalent adjustment (6)	2,311	2,201	1,950	1,727	1,587	6,632	4,294

Net interest income - tax equivalent (Non-GAAP)	$30,867	$30,248	$29,619	$31,007	$25,218	$90,904	$69,531

Average earning assets	$3,303,014	$3,180,779	$3,076,356	$3,069,122	$2,703,162	$3,186,716	$2,548,070

Net interest margin (GAAP)	3.43%	3.54%	3.65%	3.80%	3.48%	3.54%	3.42%
Net interest margin (TEY) (Non-GAAP)	3.71%	3.81%	3.90%	4.02%	3.71%	3.81%	3.65%

EFFICIENCY RATIO (7)

Noninterest expense (GAAP)	$23,395	$21,405	$21,273	$22,308	$24,480	$66,073	$59,179

Net interest income (GAAP)	$28,556	$28,047	$27,669	$29,280	$23,631	$84,272	$65,237
Noninterest income (GAAP)	6,702	6,782	7,284	7,029	10,423	20,768	24,008
Total income	$35,258	$34,829	$34,953	$36,309	$34,054	$105,040	$89,245

Efficiency ratio (noninterest expense/total income) (Non-GAAP)	66.35%	61.46%	60.86%	61.44%	71.89%	62.90%	66.31%

(1) This ratio is a non-GAAP financial measure. The Company's management believes that this measurement is important to many investors in the marketplace who are interested in changes period-to-period in common equity. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to stockholders' equity and total assets, which are the most directly comparable GAAP financial measures.
(2) Core net income, core net income attributable to QCR Holdings, Inc. common stockholders, core earnings per common share and core return on average assets are non-GAAP financial measures. The Company's management believes that these measurements are important to investors as they exclude non-recurring income and expense items, therefore, they provide a more realistic run-rate for future periods. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net income, which is the most directly comparable GAAP financial measure.
(3) Nonrecurring items (post-tax) are calculated using an estimated effective tax rate of 35%.
(4) Acquisition costs were analyzed individually for deductibility. Presented amounts are tax-effected accordingly.
(5) Net interest margin (TEY) is a non-GAAP financial measure. The Company's management utilizes this measurement to take into account the tax benefit associated with certain loans and securities. It is also standard industry practice to measure net interest margin using tax-equivalent measures. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net interest income, which is the most directly comparable GAAP financial measure.
(6) Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 35% tax rate for each period presented.
(7) Efficiency ratio is a non-GAAP measure. The Company's management utilizes this ratio to compare to industry peers. The ratio is used to calculate overhead as a percentage of revenue. In compliance with the applicable rules of the SEC, this non-GAAP measure is reconciled to noninterest expense, net interest income and noninterest income, which are the most directly comparable GAAP financial measures.

Contact:
Todd A. Gipple
Executive Vice President
Chief Operating Officer
Chief Financial Officer
(309) 743-7745